UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

Solar Park Initiatives, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-143672	80-0189455
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

2500 Regency Parkway
Cary, NC 27518
 (Address of principal executive offices)

(843)-558-8445
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On May 17, 2012, Everett Airington tendered his resignation as a director of Solar Park Initiatives, Inc. (the “Company”) in order to pursue other business interests.  There was no disagreement or dispute between Mr. Airington and the Company which led to his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR PARK INITIATIVES, INC.

Date: May 23, 2012	By:	/s/ David J. Surette
David J. Surette
Chief Executive Officer & Chief Financial Officer

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